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                                                                      Exhibit 24
                               POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Steven J. Craig, the undersigned's true and lawful attorney-in-fact to sign for him and in his name in any and all capacities the following (collectively, the "Documents):

     (1) Any and all registration statements and any amendments thereto filed by Remington Oil and Gas Corporation (the "Company") or related documents filed under the Securities Act of 1933, as amended, and

     (2) One or more Annual Reports for the Company for fiscal year ended December 31, 2002, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as said attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto;

each Document in such form as said attorney-in-fact may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that the Documents shall comply with the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, as the case may be, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 27th day of March 2003.

                                      /s/   Don D. Box
                                     ------------------------
                                     Don D. Box
                                     Signature affixed by notary in the presence
                                     of Douglas A. Harrison and Jessica W.
                                     Thorne, disinterested witnesses, under
                                     section 406.0165 of the Texas Government
                                     Code

THE STATE OF TEXAS
COUNTY OF DALLAS

Subscribed and sworn to before me this 27th day of March 2003, in the presence of Douglas A. Harrison and Jessica W. Thorne who (i) are disinterested witnesses and (ii) attest that Don D. Box directed me to sign and affix his name and on said instrument.


                                     /s/   Lisa N. Munsey
                                     ------------------------
                                     Notary Public, State of Texas